Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	NexMetals Mining Corp.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-27
Reporting Entity ESTMA Identification Number	E658236

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Brett MacKay				Date	2026-05-27
Position Title	Senior Vice President & Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	NexMetals Mining Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E658236
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Botswana	Government of Botswana				34,710,000					34,710,000	Fees of $34,510,000 were paid in USD and the remaining fees were paid in BWP. See Additional Notes 1 & 2.

Additional Notes:	Note 1: These payments were made in USD and translated using a monthly average exchange rate of 1 CAD = 0.7245 USD
Note 2: These payments were made in BWP and translated using a monthly average exchange rate, resulting in an effective rate of 1 CAD = 9.8613 BWP

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	NexMetals Mining Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E658236
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Botswana	Selebi Mines			34,710,000					34,710,000	Fees of $34,510,000 were paid in USD and the remaining fees were paid in BWP. See Additional Notes 1 & 2

Additional Notes[3]:	Note 1: These payments were made in USD and translated using a monthly average exchange rate of 1 CAD = 0.7245 USD
Note 2: These payments were made in BWP and translated using a monthly average exchange rate, resulting in an effective rate of 1 CAD = 9.8613 BWP